UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2014

Innophos Holdings, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware (States or other jurisdiction of incorporation)	001-33124 (Commission File Number)	20-1380758 (IRS Employer Identification No.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Offices, including Zip Code)

(609) 495-2495
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 3, 2014, the Registrant announced the election by its Board of Directors of Robert Harrer as Vice President and Chief Financial Officer, effective immediately. The Registrant made the announcement in a press release filed as Exhibit 99.1 to this Current Report on Form 8-K. The second and third paragraphs of the text of that release are incorporated herein by reference.
The Registrant expects to enter into an employment agreement with Mr. Harrer substantially consistent with, and in form similar to, those currently in use for its other senior executive officers in the U.S. as described in the Registrant’s proxy materials for its 2013 Annual Meeting of Stockholders. The principal terms of Mr. Harrer’s employment expected to be embodied in the agreement are for (i) an initial starting base salary of $350,000, (ii) initial participation in the Company’s short term incentive plan at a target level equal to 55% of base salary, (iii) initial participation in the Company’s long term incentive program (currently, the 2009 Long-Term Incentive Plan) at a target level of 80% of base salary, and (iv) participation in the Company’s pension and welfare benefits plans consistent with his senior executive position.  Mr. Harrer’s employment agreement is also expected to contain termination severance arrangements consistent with those for similarly situated executives (expanded under circumstances involving a change of control of the Registrant, but without tax gross ups, pursuant to the Registrant’s policy in that regard since 2010) with such benefits pro rated until completion by Mr. Harrer of a minimum period of service.
Effective upon Mr. Harrer’s election, Mark Feuerbach, who had served in the interim since July 2013 as the Registrant’s Chief Financial Officer, continues in his positions as Vice President, Investor Relations, Treasury, Financial Planning & Analysis.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective March 3, 2014, the Registrant’s Board of Directors, which also serves as the board of its two wholly-owned subsidiaries, Innophos Investments Holdings, Inc. and Innophos, Inc., adopted an amendment to the Bylaws of those companies authorizing the Chief Executive Officer to designate certain persons serving supervisory or managerial functions with the titles of vice president, assistant vice president or other titles considered appropriate by the Chief Executive Officer. The designated persons are to serve at the pleasure of the Chief Executive Officer and have such duties and responsibilities as established by the Chief Executive Officer, but are not to be considered officers of the corporations, nor have titles, duties or responsibilities in derogation of board-elected officers. The Bylaw amendment was adopted to facilitate management flexibility in the organization of corporate personnel.
The foregoing description of the Bylaw amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this report:

(d) Exhibit No.	Description

3.1	Amendment to Article IV, Section 13, of Bylaws of the Registrant, effective March 3, 2014.

99.1	Press Release of the Registrant dated March 3, 2014

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By: /s/ William N. Farran
Name: William N. Farran Title: Vice President and General Counsel

Dated: March 6, 2014